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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration
Statement of Maui Land & Pineapple Company, Inc. on Form S-8 of our reports, dated February 14, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of Maui Land & Pineapple Company, Inc. for the year ended
December 31, 2002.



/S/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

February 12, 2004